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                                                                 Exhibit 10k-3



     Resolution adopted by the Board of Directors of Ameritech Corporation on May 10, 1998 amending the Ameritech 1989 Long Term Incentive Plan


                  FURTHER RESOLVED, that the Company's 1989 Long Term Incentive Plan be, and it hereby is, amended by (i) deleting clause (iii) of the third subparagraph of paragraph I-9 in its entirety and replacing it with the following: "(iii) Reserved"; (ii) deleting the last sentence of paragraph III-3 in its entirety and replacing it with the following: "Payment of the Company's obligations arising out of the exercise of a Stock Appreciation Right shall be made in shares of Common Stock (valued at its Fair Market Value at the date of exercise)"; and (iii) deleting the last sentence of the first paragraph of subparagraph I-9(v) in its entirety and replacing it with the following: "In the event that a Participant's employment is involuntarily terminated without cause during any Performance Period in effect on the date of the Change in Control, an immediate distribution of the Participant's Performance Award (as determined in this paragraph I-9) shall be made to the Participant in the form of shares of Common Stock."